Exhibit 11.1

                               DEPARTMENT 56, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     Quarter                 Quarter
                                                                                      Ended                   Ended
                                                                                     July 3,                 July 4,
                                                                                      1999                    1998
                                                                                   -----------             ------------
BASIC:
Net Income                                                                         $    18,738             $    15,369
                                                                                   ===========             ===========

Weighted average number of common shares outstanding                                    17,710                  18,962

Net Income per Common Share                                                        $      1.06             $      0.81
                                                                                   ===========             ===========

ASSUMING DILUTION:
Net Income                                                                         $    18,738             $    15,369
                                                                                   ===========             ===========

Weighted average number of common shares outstanding                                    17,710                  18,962

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                                             239                     336
                                                                                   -----------             -----------
Weighted average number of common and
   common equivalent shares                                                             17,949                  19,298
                                                                                   ===========             ===========

Net Income per Common Share Assuming Dilution                                      $      1.04             $      0.80
                                                                                   ===========             ===========

Exhibit 11.1

                               DEPARTMENT 56, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    26 Weeks                26 Weeks
                                                                                      Ended                   Ended
                                                                                     July 3,                 July 4,
                                                                                      1999                    1998
                                                                                   -----------             -----------
BASIC:
Net Income                                                                         $    22,082             $    24,609
                                                                                   ===========             ===========

Weighted average number of common shares outstanding                                    17,874                  19,186

Net Income per Common Share                                                        $      1.24             $      1.28
                                                                                   ===========             ===========

ASSUMING DILUTION:
Net Income                                                                         $    22,082             $    24,609
                                                                                   ===========             ===========

Weighted average number of common shares outstanding                                    17,874                  19,186

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                                             244                     311
                                                                                   -----------             -----------

Weighted average number of common and
   common equivalent shares                                                             18,118                  19,497
                                                                                   ===========             ===========

Net Income per Common Share Assuming Dilution                                      $      1.22             $      1.26
                                                                                   ===========             ===========

                                      19